EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-73997, 2-75629, 2-78133, 2-80841, 2-89659, 33-19952, 33-24595, 33-41602, 333-41343, 333-63709 and 333-111224) of SEI Investments Company of our report dated March 10, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, PA

March 10, 2005